EXHIBIT 10.6

SERVICES AGREEMENT

THIS SERVICES AGREEMENT (this “Agreement”), entered into this ___ day of September 2020, sets forth the arrangement between ________________, with an address located at ______________ (hereinafter referred to as “Consultant”), and Global Boatworks Holdings, Inc., a Florida corporation, with its principal place of business at 2637 Atlantic Blvd., #134, Pompano Beach, FL  33062 (hereinafter referred to as “Company”), with respect to compensation to which Consultant may become entitled under the terms and conditions set forth in this Agreement.

W I T N E S S E T H:

WHEREAS, the Company is in process of evaluating and closing the acquisition of R3 Score Technologies Inc. which has developed data driven scoring designed to unlock new valuable employees and customers globally utilizing a multi-factor algorithm based on 11 factors assessing character, capacity and continuity of choice;

WHEREAS, since June 2020, the Consultant has provided various services relating to the acquisition R3 Score Technologies Inc. including the introduction and assisting in the closing of the acquisition (the “Closing”) (collectively, the "Services");

WHEREAS, the Consultant has extensive knowledge and experience with respect to the Services and the Consultant has provided the Services to the Company; and

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, the parties agree as follows:

1.

Purpose; Services.  In consultation with the management of the Company, the Consultant has provided the Services.   Consultant shall not have any authority to execute contracts or make any commitments on behalf of the Company.  Consultant accepts the engagement provided in this Agreement and agrees to perform the Services in a professional manner, diligently, in good faith, in a manner consistent with the best interests of the Company.

2.

Compensation.  On the date hereof, Consultant shall be issued ______ shares of common stock with a cost basis of $0.80 per share.  The shares of common stock shall be issued and fully earned upon the Closing.

3.

Independent Contractor Relationship.  This Agreement is intended to create an independent contractor relationship between Consultant and Company.

(a)

No Taxes Withheld from Compensation.  Company will not withhold any taxes from any compensation paid to Consultant according to this Agreement. It is acknowledged and agreed by the parties that Company has not, is not, and shall not be obligated to make, and that it is the sole responsibility of Consultant to make, in connection with compensation paid to Consultant according to this Agreement, all periodic filings and payments required to be made in connection with any withholding taxes, FICA taxes, Federal unemployment taxes, and any other federal, state or local taxes, payments or filings required to be paid, made or maintained.

(b)

Consultant Controls Time and Effort.  It is agreed that Company is interested only in the ultimate results of Consultant’s activities pursuant to this Agreement, and that Consultant shall have exclusive control over the time and effort invested by Consultant pursuant to this Agreement, and the manner and means of Consultant’s performance under this Agreement.

(c)

Independence from Company.  The parties further agree that Consultant shall have no control or supervision over Company’s employees, officers, directors, representatives or affiliates.  Consultant will not represent that it is an employee of Company. Consultant shall at all times represent himself and be construed as independent of Company.  Consultant shall not, under any circumstances, be deemed to be a servant or employee of Company for any purpose, including for Federal tax purposes.  Consultant’s relationship to Company is that of an independent contractor, and nothing in this Agreement shall constitute this Agreement as a joint venture or partnership between Consultant and Company.  Consultant shall have no authority to bind Company or any of its employees, officers, directors, representatives or affiliates by any promise or representation, oral or otherwise, unless specifically authorized in a writing bearing an authorized signature of a Company officer, director or representative. All discussions and negotiations with any source for funding and/or financing shall be conducted by Company.

Consultant represents that it is an accredited investor as such term is defined under the Securities Act of 1933, as amended.

4.

Confidential Information. Consultant acknowledges that, pursuant to this Agreement, Consultant may be given access to or may become acquainted with certain information, trade secrets or both, of the other party, including but not limited to, confidential information and trade secrets regarding computer programs, designs, skills, patents, pending patents, copyrights, procedures, methods, documentation, plans, drawings, schematics, facilities, customers, policies, marketing, pricing, customer lists and other information and know-how all relating to or useful to the Company (collectively, the “Confidential Information") and the exclusive property of the Company.

5.

Nondisclosure of Confidential Information.  During the term of this Agreement and for a period of five years thereafter, Consultant shall only disclose the Confidential Information in connection with its performance pursuant to this Agreement, subject to the terms and conditions of this Agreement, and otherwise, the Consultant shall not in any manner, either directly or indirectly, divulge, disclose or communicate to any person or entity, any of the Confidential Information.  Consultant expressly agree that the Confidential Information affects the successful and effective conduct of the Company’s business and its goodwill, and that any breach of the terms of this Section by the Consultant is a breach of this Agreement.

6.

Exceptions to Nondisclosure.  Notwithstanding anything to the contrary contained in this Agreement, the Consultant shall not be prohibited from disclosing to third parties, or using without the prior written consent of the Company, information that (a) was, on the date of this Agreement, generally known to the public, (b) is as of the date of this Agreement known to the Consultant, as evidenced by written records in the possession of Consultant, (c) is subsequently disclosed to Consultant by a third party who is in lawful possession of such information and is not under an obligation of confidence, (d) is disclosed by the Company to third parties generally without restriction on use and disclosure, or (e) is required to be disclosed by law or a final order of a court or other governmental agency or authority of competent jurisdiction, provided, however, reasonable notice prior to any disclosure as required by applicable law or court process shall be given to the Company which would allow the Company sufficient time to attempt to obtain injunctive relief in respect to such disclosure.

7.

Term, Termination of this Agreement and Return of Property.  The Term of this Agreement shall be for a period of one (1) month (the “Term”).

9.

Notice.  Any notice required under this Agreement shall be deemed duly delivered (and shall be deemed to have been duly received if so given), if personally delivered, sent by a reputable courier service, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties at the addresses set forth above or to such other address as any party may have furnished to the other in writing in accordance with this Section.

10.

Law and Jurisdiction.  The laws of the State of Florida apply to this Agreement, without deference to the principles of conflicts of law.  Both jurisdiction and venue for any litigation pursuant to this Agreement shall be in the State of Florida.

11.

Severability.  If the law does not allow a provision of this Agreement to be enforced, such unenforceable provision shall be amended to become enforceable and reflect the intent of the parties, and the rest of the provisions of this Agreement shall remain in effect.

12.

Waiver.  The failure of any party, in any instance, to insist upon strict enforcement of the provisions of this Agreement shall not be construed to be a waiver or relinquishment of enforcement in the future, and the terms of this Agreement shall continue to remain in full force and effect.

13.

Amendment.  This Agreement may only be amended or modified in a writing signed by both of the parties and referring to this Agreement.

14.

Entire Agreement.  This Agreement constitutes the entire agreement and final understanding of the parties with respect to the subject matter of this Agreement and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the parties, whether written or verbal, express or implied, relating in any way to the subject matter of this Agreement.

15.

Execution in Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one in the same instrument.  Confirmation of execution by electronic transmission of a facsimile signature shall be binding on the confirming party.

SIGNING THIS AGREEMENT INDICATES ACCEPTANCE OF THE TERMS OF THIS AGREEMENT.

Global Boatworks Holdings, Inc.

By:

Name:

Robert Rowe

Title: CEO

By:

Name:

Title:

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